SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): April 26, 2004

                        First Citizens BancShares, Inc.
                        -------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                    0-16471                    56-1528994
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(State or other jurisdiction  (Commission         (IRS Employer Identification
      of incorporation)        File Number)                   Number)


3128 Smoketree Court; Raleigh, North Carolina                    27604
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(Addreess of principal exectuive offices)                       (Zip Code)


Registrant's phone number including area code:        919-716-7000
                                                 ------------------------------
Item 7.       Financial Statements and Exhibits.

(c)      Exhibits.   The following exhibit is being filed with this Report:

Exhibit No.      Exhibit Description
-----------      -------------------
    99           Copy of press release dated April 26, 2004



Item 9.  Regulation FD Disclosure (Being furnished under both Item 9 and
         Item 12).

     On April 26, 2004, Registrant announced its results of operations for the quarter ended March 31, 2004. A copy of Registrant's press release issued this date is attached as Exhibit 99 to this Report and is incorporated by reference into this Report.

                  Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Registrant's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             First Citizens BancShares, Inc.
                                             -------------------------------
                                                    (Registrant)

Date:   April 26, 2004                         By: /S/Kenneth A. Black
                                                 ---------------------------
                                                  Kenneth A.Black
                                                  Vice President

Exhibit 99
4/26/2004


For Immediate Release                         Contact:     Barbara Thompson
April 26, 2004                                             First Citizens Bank
                                                           (919) 716-2716


             FIRST CITIZENS REPORTS EARNINGS FOR FIRST QUARTER 2004

RALEIGH, N.C. - First Citizens BancShares Inc. (Nasdaq: FCNCA) reports earnings for the quarter ending March 31, 2004, of $17.3 million compared to $18.3 million for the corresponding period of 2003, a decrease of 5.3 percent, according to Lewis R. Holding, chairman of the board.

Per share income for the first quarter 2004 totaled $1.66 compared to $1.75 for the same period a year ago. First Citizens' current quarter results generated an annualized return on average assets of 0.56 percent and an annualized return on average equity of 6.72 percent, compared to respective returns of 0.62 percent and 7.61 percent for the same period of 2003.

The decline in net income for the first quarter resulted from higher noninterest expense and provision for loan losses, partially offset by increases in net interest and noninterest income. Noninterest expense was $118.9 million during the first quarter of 2004, an increase of $8.0 million or 7.2 percent. The continued growth and expansion of the IronStone Bank branch network significantly impacted the rate of increase in noninterest expenses. Salary expense increased $2.9 million or 6.1 percent over the same period of 2003, while occupancy expense grew $1.1 million or 10.7 percent over 2003. Other expenses increased $2.1 million or 7.3 percent as compared to the same period of 2003, due primarily to higher cardholder processing costs.


Net interest income increased $3.6 million or 4.0 percent from the same period of 2003, due to strong growth in loan demand throughout First Citizens' markets. Gross loans increased $290.4 million or 3.5 percent during the first quarter of 2004 and $912.5 million or 11.8 percent since March 31, 2003. Average interest-earning assets increased $397.7 million or 3.7 percent from the first quarter of 2003 to the first quarter of 2004.

The taxable-equivalent yield on interest earning assets fell from 4.95 percent during the first quarter of 2003 to 4.47 percent during the first quarter of 2004, a 48 basis point reduction. The lower asset yields resulted from continued repricing of loans to current market rates. Offsetting the yield reduction, the rate on total interest-bearing liabilities fell from 1.86 percent during the first quarter of 2003 to 1.36 percent during the same period of 2004, a 50 basis point reduction. The taxable-equivalent net yield stabilized during the past two quarters due to renewed loan growth. Noninterest income was $61.5 million during the first quarter of 2004, a $5.5 million or 9.8 percent increase over the same period of 2003. The 2004 increase includes a $2.8 million increase in gains on securities transactions. Cardholder and merchant services income increased $1.7 million or 14.1 percent during 2004. Growth was also noted in service-charge and trust income.

The provision for loan losses was $7.8 million during the first quarter of 2004, an increase of $2.3 million or 41.1 percent over the same period of 2003. The higher provision for loan losses resulted from reserves established due to growth in the loan portfolio and higher net charge-offs. Net charge-offs during the first quarter of 2004 totaled $5.2 million compared to $4.7 million during the first quarter of 2003. Net charge-offs in both periods represent 0.25 percent of average loans. As of March 31, 2004, First Citizens had total assets of $12.71 billion. Two of BancShares' major subsidiaries are First Citizens Bank with 337 branches in North Carolina, Virginia and West Virginia, and IronStone Bank with 45 branches in Florida, Georgia, Texas, Arizona and California. For more information, visit the First Citizens web site at firstcitizens.com.
                                      ###




This news release may contain forward-looking statements. A discussion of factors that could cause First Citizens' actual results to differ materially from those expressed in such forward-looking statements is included in First Citizens' filings with the SEC.

CONDENSED STATEMENTS OF INCOME
                                                                                         Three Months Ended March 31
(thousands, except share data; unaudited)                                                      2004             2003
-------------------------------------------------------------------------------------------------------------------------
Interest income                                                                           $ 123,694        $ 131,074
Interest expense                                                                             31,227           42,158
-------------------------------------------------------------------------------------------------------------------------
Net interest income                                                                          92,467           88,916
Provision for loan losses                                                                     7,847            5,563
-------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                                          84,620           83,353
Noninterest income                                                                           61,543           56,049
Noninterest expense                                                                         118,896          110,944
-------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                                   27,267           28,458
Income taxes                                                                                  9,936           10,164
=========================================================================================================================
Net income                                                                                 $ 17,331         $ 18,294
=========================================================================================================================
Taxable-equivalent net interest income                                                     $ 92,758         $ 89,200
=========================================================================================================================
Net income per share                                                                         $ 1.66           $ 1.75
Cash dividends per share                                                                      0.275            0.275
-------------------------------------------------------------------------------------------------------------------------
Profitability Information (annualized)
Return on average assets                                                                       0.56 %           0.62 %
Return on average equity                                                                       6.72             7.61
Taxable-equivalent net yield on interest-earning assets                                        3.35             3.37
-------------------------------------------------------------------------------------------------------------------------



CONDENSED BALANCE SHEETS
                                                                         March 31       December 31         March 31
(thousands, except share data; unaudited)                                    2004              2003             2003
-------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                 $ 639,658         $ 790,168        $ 753,578
Investment securities                                                   2,150,738         2,469,447        2,362,130
Loans                                                                   8,616,987         8,326,598        7,704,492
Reserve for loan losses                                                  (121,957)         (119,357)        (113,382)
Other assets                                                            1,421,529         1,093,052        1,681,923
-------------------------------------------------------------------------------------------------------------------------
Total assets                                                          $12,706,955       $12,559,908      $12,388,741
=========================================================================================================================

Deposits                                                              $10,795,536       $10,711,332      $10,594,380
Other liabilities                                                         864,336           819,271          810,726
Shareholders' equity                                                    1,047,083         1,029,305          983,635
-------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                            $12,706,955       $12,559,908      $12,388,741
=========================================================================================================================
Book value per share                                                     $ 100.33           $ 98.63          $ 93.95
Tangible book value per share                                               89.25             87.56            83.39
-------------------------------------------------------------------------------------------------------------------------

 SELECTED AVERAGE BALANCES
                                                                                         Three Months Ended March 31
(thousands, except shares outstanding; unaudited)                                              2004             2003
-------------------------------------------------------------------------------------------------------------------------
Total assets                                                                            $12,508,227      $12,054,717
Investment securities                                                                     2,340,956        2,476,426
Loans                                                                                     8,454,599        7,642,673
Interest-earning assets                                                                  11,138,812       10,741,160
Deposits                                                                                 10,634,865       10,283,143
Interest-bearing liabilities                                                              9,210,244        9,173,567
Shareholders' equity                                                                      1,037,260          974,900
Shares outstanding                                                                       10,436,345       10,472,065
-------------------------------------------------------------------------------------------------------------------------

 ASSET QUALITY
                                                                         March 31      December 31          March 31
(dollars in thousands; unaudited)                                            2004              2003             2003
-------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                                         $ 13,969          $ 18,190         $ 16,988
Other real estate                                                           6,202             5,949            8,155
=========================================================================================================================
Total nonperforming assets                                               $ 20,171          $ 24,139         $ 25,143
=========================================================================================================================
Accruing loans 90 days or more past due                                  $ 16,220          $ 11,492          $ 7,349
Nonperforming assets to gross loans plus other real estate                   0.23%             0.29%            0.33%
Reserve for loan losses to gross loans                                       1.42              1.43             1.47
Net charge-offs to average total loans (annualized)                          0.25              0.23             0.25
-------------------------------------------------------------------------------------------------------------------------

CAPITAL INFORMATION
                                                                         March 31       December 31         March 31
(dollars in thousands; unaudited)                                            2004              2003             2003
-------------------------------------------------------------------------------------------------------------------------
Tier 1 capital                                                        $ 1,167,526       $ 1,152,309      $ 1,112,607
Total capital                                                           1,292,265         1,273,657        1,222,490
Risk-weighted assets                                                    9,257,813         8,951,402        8,275,456
Tier 1 capital ratio                                                        12.61%            12.87%           13.44%
Total capital ratio                                                         13.96             14.23            14.77
Leverage capital ratio                                                       9.42              9.34             9.30
-------------------------------------------------------------------------------------------------------------------------